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                                                                   EXHIBIT 10(k)


                               ENERGEN CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN
                      As amended effective October 1, 2001

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Article                                Description                              Page
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      I.                        Purpose                                          1

      II.                       Policy                                           1

      III.                      Scope                                            1

      IV.                       Terms and Definitions                            1

      V.                        Control Responsibility                           3

      VI.                       Plan Design                                      4

      VII.                      Deferral Arrangements                            5

      VIII.                     Participant Eligibility and                      5
                                       Partial Year Awards

      IX.                       Taxes and Effect on Other Benefits               6

      X.                        Termination and/or Amendments                    6

      XI.                       Assignments or Transfers                         6

      XII.                      Payment of Awards                                7

      Attachment         Fiscal Year Potential Incentive

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                               ENERGEN CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN

I. PURPOSE: Attract, retain and motivate key management personnel for Energen and its subsidiaries while promoting a team spirit and the pay for performance concept.


II. POLICY: It is the policy of Energen and its subsidiaries to provide an incentive compensation plan which rewards superior performance that benefits:

         -        Stockholders (earnings plus capital appreciation)

         -        Customers (quality service and products)

         -        Management (income)


III. SCOPE: This Incentive Compensation Plan is applicable to key executive management personnel of Energen and its subsidiaries as recommended by the CEO and approved by the ORC.


IV.      TERMS AND DEFINITIONS

         4.01 Attachment - For each Plan Year, an attachment to this Plan setting forth for such Plan Year the Participants, the Base Incentive Factor, Potential Bonus Pool, Maximum, and such other items as may be approved by the ORC.

         4.02 Base Incentive Factor - A number expressed in terms of "percent of salary" that each Participant is potentially eligible to receive based on Energen Performance (see Attachment).

         4.03 Board of Directors - The Board of Directors of Energen.

         4.04 CEO - The Chief Executive Officer of Energen.

         4.05 Competitive - The Energen financial median performance objective.



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         4.06 Energen - Energen Corporation

         4.07 Energen Performance - The Energen financial performance objectives approved by the ORC.

         4.08 Incentive Award - The annual cash incentive payment based on Energen, subsidiary and individual performance, as applicable.

         4.09 Individual Performance Factor - An adjustment to the Base Incentive Factor based on measurement of individual Participant performance.

         4.10 Maximum - The maximum is controlled by the individual maximum caps (see Section 6.05 and Attachment) and Energen net income (see Incentive Pool footnote on Attachment).

         4.11 ORC - The Officer Review Committee of the Board of Directors.

         4.12 Participant - An executive employee of Energen and/or an Energen subsidiary recommended by the CEO and approved by the ORC to participate in the Plan (see Attachment).

         4.13 The Plan - This Annual Incentive Compensation Plan as amended from time to time.

         4.14 Plan Year - Fiscal year October 1 through September 30.

         4.15 Potential Incentive Pool - The potential amount of money available for distribution for different levels of Energen performance results (see Attachment).

         4.16 Salary - The actual salary earned by the Participant during the applicable Plan Year. Salary shall be determined without reduction for salary amounts deferred by the Participant pursuant to the Energen Corporation 1997 Deferred Compensation Plan and without increase for any amounts distributed to the Participant under said Deferred Compensation Plan.

         4.17 Subsidiary Performance Factor - An adjustment to the Base Incentive Factor based on measurement of selected performance objectives (earnings and other) for a subsidiary.

         4.18 Target - The Energen financial performance "stretch" objective

         4.19 Threshold - The Energen financial performance objective below which no incentive awards will be made regardless of subsidiary or individual performance.


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V.       CONTROL RESPONSIBILITY

         5.01 The Board of Directors will approve Energen Performance objectives on recommendation of the ORC on an annual basis.

         5.02 The ORC will administer the Plan, which will include approval of:

              a.       Participants

              b.       Energen Performance Objectives

              c.       Potential Incentive Pool

              d.       Subsidiary Performance Factor results

              e. Individual Performance Factor results and individual incentive award results for the CEO and all Participants directly reporting to the CEO

         5.03 The Energen CEO will approve:

              a. The establishment of Subsidiary Performance Factor objectives in conjunction with the subsidiary presidents.

              b. The Individual Performance Factor objectives and the individual incentive awards for all other Participants.

VI.      PLAN DESIGN

         6.01 Potential Incentive Pool - The Potential Incentive Pool is expressed as a pool of dollars available for distribution based on Energen Performance as covered in Section 6.02 (see Attachment).

         6.02 Energen Performance - Base Incentive Factor - Energen Performance includes financial objectives for Threshold, Competitive, Target, and Maximum award levels. Energen Performance therefore dictates the Base Incentive Factor (see Attachment) which is used in the following formula to determine the individual incentive award:


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      Incentive Award  = Salary  X  Base Incentive Factor  X
                                    ---------------------
                         Subsidiary Performance Factor X
                         Individual Performance Factor

      If a Subsidiary Performance Factor or Individual Performance Factor is not applicable to a Participant's individual incentive award then it shall be measured as 1.0 for purposes of the Incentive Award formula.

      6.03 Subsidiary Performance - The CEO in consultation with the subsidiary presidents may establish criteria for evaluating subsidiary performance. In determining the individual incentive award for a Participant, the Base Incentive Factor is adjusted for subsidiary performance. The subsidiary Performance Factor will typically range from 0.50 to 1.50 although individual components may have tighter or broader ranges.

      6.04 Individual Performance - Participants may be required to meet or exceed certain individual performance criteria prior to earning an incentive award. Participants may be required to establish with their supervisor key objectives, both strategic and operational, for the fiscal year. Incentive Awards will be adjusted based on Individual Performance Factor measurement of the achievement of these objectives.

      Typically, each individual performance objective will be assigned a weight and the sum will be equal to 100. At the end of the plan year the Participant's overall performance on such objectives will be rated as follows:

             a.  Unacceptable          -        0
             b.  Effective             -      1.0
             c.  Highly Effective      -      1.5
             d.  Outstanding           -      2.0

      The Individual Performance Factor is calculated as follows:

      Sum Total of  = Objective Weight  X  Rating
                      ---------------------------
                                           100

      The Attachment may also provide for by the ORC to set an Individual Performance Factor using such objective or subjective criteria as it may select in its discretion.

      6.05 Control Measure - Individual Maximum Bonus Potential - Maximum individual awards will be established for each group of Participants (see Attachment).


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VII.  DEFERRAL ARRANGEMENTS:

      A Participant may elect to defer an award payment in accordance with the terms of the Energen Corporation 1997 Deferred Compensation Plan and upon such deferral shall have no further right to such award other than as provided under said Deferred Compensation Plan.


VIII. PARTICIPANT ELIGIBILITY AND PARTIAL YEAR AWARDS

      8.01 A Participant in this Plan will be a key executive of the Company recommended by the CEO and approved by the ORC.

      8.02 An individual is a Participant for a Plan Year only if he or she has been recommended by the CEO and approved by the ORC for that Plan Year.

      8.03 A Participant who vacates an eligible position during the plan year due to retirement, disability or death will be included in the Plan on a pro rata basis (number of months worked during the year divided by 12). No Payments will be made to Participants who otherwise vacate an eligible position during a Plan Year except as may otherwise be determined by the ORC in its discretion.

      8.04 Payments for partial year Participants under Section 8.03 will be made at the end of the Plan Year in conjunction with all other awards.


IX.   TAXES AND EFFECT ON OTHER BENEFITS

      9.01 Any award shall be considered as compensation for tax purposes and there shall be deducted from the payment the amount of any tax required by any governmental authority.

      9.02 Incentive award payments will not be considered as wages, salaries or compensation under any of the employee fringe benefit plans of Energen or its subsidiaries, except as otherwise expressly provided in an applicable plan document.


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X.    TERMINATION AND/OR AMENDMENTS

      10.1 The Board of Directors may terminate the Plan at any time and may from time to time amend the Plan.


XI.   ASSIGNMENTS OR TRANSFER

      11.1 Neither the Participant, Participant's beneficiary, nor the Participant's personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments or awards under this Plan. Such payments or awards are non-assignable and non-transferable and any attempt to assign or transfer payments or awards shall be void and have no effect.

XII.  PAYMENT OF AWARDS

12.1 At the end of the Plan Year the annual Incentive Awards will be paid by payroll check as soon as practicable after all evaluations and approvals are complete, provided that any amounts, the payment of which has been deferred by the Participant under the Energen Corporation 1997 Deferred Compensation Plan, shall be payable in accordance with the terms of that plan.

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As adopted April 1986, and subsequently amended May 1990, October 1993, April
25, 1997, and October 24, 2001, effective as of October 1, 2001.


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                                                        Assistant Secretary


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